Fair Isaac Corporation

901 Marquette Avenue, Suite 3200

Minneapolis, MN 55402-3232

Phone: 612-758-5200
Fax: 612-758-5201
www.fairisaac.com

PERSONAL AND CONFIDENTIAL

March 14, 2005

Mr. Paul G. Perleberg

Vice President, General Manager and Managing Director

Fair Isaac Corporation
901 Marquette Avenue, Suite 3200
Minneapolis, MN 55402

Re.: EXPATRIATE AGREEMENT
Dear Paul:

This letter confirms the mutual understanding between you and Fair Isaac Corporation (“Company” or “Fair Isaac”), regarding the terms and conditions governing your relocation and foreign assignment from the United States (“Home Location”) to London, UK (“Host Location”).

The terms and conditions outlined in this letter will be in effect only for the period of your employment on this assignment. During this assignment, you shall serve as General Manager & Managing Director for the Company and based at the offices of the Company’s subsidiary in London or at such other location as may be agreed upon by you and the Company. You shall, however, also travel to other locations at such times as may be appropriate for the performance of your duties. The specific job title assigned to this role is subject to change as the Company may deem necessary.

Your eligibility for this assignment and related relocation are contingent upon receiving valid work authorization for you and obtaining permission for your family to accompany you to the Host Location, your acceptance of the terms and conditions of this letter, and compliance with any other legal requirements of the Host Location. Consistent with our research regarding market practices, this letter summarizes key points and sets forth the terms and conditions that will apply to your expatriate assignment.

This assignment will begin on or about March 1, 2005 (the “Effective Date”), and shall continue for a period of up to 24 months, unless sooner terminated by either party upon thirty days prior written notice. The term of this assignment may be extended by mutual agreement of the parties. Please note that all expatriate benefits provided in this letter cease upon return to the Home Location.

COMPENSATION

You will be paid your base salary and incentive earnings in US dollars through the US payroll to the extent allowable under applicable law. All cash allowances will be subject to required tax withholdings and will be paid on the regular payroll cycle unless otherwise specified. Certain other allowances may be paid for your benefit directly from the Host Location. Expenses for items that are reimbursable will be approved per the terms of this letter and cannot be transferred from another expense category. Expenses will be reimbursed in Home Location currency.

☐	Base Salary. Your base salary for this assignment will be your base salary on the date hereof. You will remain eligible for salary increases in accordance with the Company’s standard review cycles.

☐	Incentive Plan Participation. You will continue to participate in the Company’s Management Incentive Plan (MIP). Payments will be made in accordance with the stated incentive plan terms.

☐	Assignment Allowance (paid through regular payroll cycle).
You will receive an allowance reflecting the cost of living
differential in the Host Location versus the Home Location,
based on generally recognized cost of living indices. The
annualized amount thus computed will be paid to you
bi-weekly.

•	Dependent Education (direct-billed or expense reimbursement through payroll). Fair Isaac will reimburse you for the standard costs associated with private education of your children in the Host Country.

•	Child Care Allowance (expense reimbursement through payroll). Fair Isaac will reimburse you for reasonable and customary child care expenses.

☐ Host Location Housing and Utility Expenses (direct-billed to Company). The Company will pay the costs of reasonable and customary unfurnished executive housing expenses, for housing in the Host Location, in an amount to be approved by the Company’s Chief Executive Officer. Additionally, you will be provided with a reasonable and customary reimbursement to purchase furniture. Reasonable utilities expenses will also be covered.

☐ Host Country Transportation Expenses (direct-billed to Company). The Company will cover the costs to provide two leased vehicle(s) and related insurance to be used in the Host Country.

☐ Shipment, Storage of Effects and Temporary Living Expenses (direct-billed or expense reimbursement). The cost of packing, insuring and shipping your household and personal effects to the Host Location will be covered by the Company. The Company will also provide support for temporary living costs including lodging, car rental, storage of effects, and meals for up to 30 days. Storage expenses for your Home Location automobiles may also be covered as needed.

☐ One-time Allowance (lump sum through payroll). Once you have moved into Host Location housing, the Company will provide a one-time allowance on month of your base salary, less tax withholding, for the purchase of basic household essentials.

☐ Renter’s Insurance (direct-billed or expense reimbursement). The Company will cover the cost for reasonable household insurance.

☐ House Hunting and Travel to Host Location Expenses (expense reimbursement). You and your spouse shall be entitled to reimbursement for the cost of one round-trip airfare to the Host Location for the purpose of choosing living quarters, furniture and automobile(s). You will also be reimbursed for the cost of airfare for you and your spouse to travel to the host location at the start of your assignment. Class of fare will be determined based on Fair Isaac’s travel policy guidelines.

•	Current Home Maintenance Expenses (direct-billed or expense reimbursement). The Company will cover the cost of reasonable expenses for the maintenance of your Host Location residence.

☐ Employee Benefits. You shall be entitled to participate in any Home Location employee benefit plans, programs or arrangements of the Company for which you are eligible. These benefits will cover you and your dependents, per your enrollment while you are located in the Host Location. You and your dependents will continue to participate in any U.S. employee benefit plans, programs or arrangements of the Company for which you are enrolled at the commencement of your assignment.

☐ Work Permit/Visa. The Company’s Human Resources Department will assist you and your family in obtaining and maintaining all appropriate immigration documents, visas, and work permits. All costs associated with such paperwork will be covered by the Company.

☐ Home Leave (expense reimbursement). You and your family members are each eligible for two complete round trips per 12-month period to your Home Location. Class of fare should be determined based on Fair Isaac’s travel policy guidelines.

☐ Emergency Leave. In the case of death or critical illness of a member of your or your spouse’s immediate family, the Company will reimburse you and your family for round-trip airfare. Class of fare should be determined based on Fair Isaac’s travel policy guidelines.

☐ Employee Death or Qualified Disability. In the event of your own death during your expatriate assignment, your family will be provided with 60 days to execute the repatriation provision of this Agreement detailed below.

☐ Paid Time Off (Vacation, Holidays and Sick Time). During the Assignment, you will continue to participate in your Home Location paid time off policies. As of the assignment commencement date, you will participate in your host country holiday (office closure) policy.

☐ Repatriation. Upon completion of your expatriate assignment, or termination of your employment by the Company other than for cause determined by Fair Isaac, you and your family members will be repatriated to your Home Location. Repatriation expenses will be covered by the Company inclusive of airfare and packing and shipping personal and household goods excluding automobiles. Please note that all expatriate benefits and allowances provided in this letter cease upon the effective date of your return to the Home Location.

Tax Equalization

It is Fair Isaac’s policy to minimize monetary gain or loss on personal income and social taxes resulting from Company-related earnings due to an assignment outside of the Home Location. Our objective is to have your income and social tax liability while on assignment in the Host Location be approximately the same as the amount that would be payable in the United States on Company-related earnings had you remained in the United States. In the event of termination, tax equalization will apply only to compensation and allowances accrued as of the date of termination.

The Company has engaged a tax consultant, at Company expense, to assist you with the preparation of the required Home and Host Location tax filings for each year (or partial year) of your foreign assignment (including the year of your repatriation) plus the year following your repatriation, if necessary. You should coordinate with the tax consultant so that all necessary information is being compiled and that the tax process is in place to file your returns on a timely basis. We will provide you with the contact information for the tax consultant. Should you have any concerns, our Director, Tax is available to intercede with the tax consultant regarding any tax issues you may have.

Current procedures based on applicable tax laws are as follows:

☐ Hypothetical Tax. In order to equalize the tax obligation of your foreign service, a hypothetical U.S. income and social tax and state income tax is computed on your base salary and other cash income payments including any bonuses, commissions and other incentive compensation. Calculation of an estimated hypothetical tax amount designed to approximate the total year-end hypothetical U.S. tax liability is made at the beginning of each year of your foreign service. The tax consultant will determine this amount based on the appropriate components of your compensation. Questions about tax treatment of any compensation should be directed to the tax consultant.

This estimated hypothetical tax will be deducted by Fair Isaac on the regular payroll schedule from your salary, incentive compensation, and any similar taxable earnings. Hypothetical tax deductions are used to fund your tax obligation on your Company-related earnings from Fair Isaac.

☐ Tax Payments. Fair Isaac will remit Home and Host Location taxes on your Company-related earnings. Payment of these taxes may take the form of direct payment of applicable withholding tax to the appropriate tax authority; direct payment to the appropriate tax authority of taxes owed by you with your tax filings; estimated tax payments; and/or prompt reimbursement of taxes paid by you.

The tax consultant will compute all applicable Home Location and Host Location tax payments. You remain legally responsible for making tax payments. Thus any cost or penalties for delay or failure to make tax payments will be borne by you unless such delays are caused by Fair Isaac.

☐ Tax Returns (Estimated and Annual Tax Returns). You are responsible for filing all applicable tax returns. All tax returns (federal, state and local, and foreign), estimated tax forms and any return filing extension requests will be prepared by the tax consultant. All returns must be reviewed and signed by you (and your spouse, if required).

Host Location taxes paid by you on Company-related earnings, for which you receive no benefit, are eligible for reimbursement. Host Location tax refunds must be remitted to Fair Isaac upon receipt or in conjunction with the tax equalization settlement to the extent such taxes were paid by the Company.

☐ As an expatriate, your tax responsibilities include:

•	- providing the tax consultant with complete information promptly after the close of the Host and Home Country tax year(s) to ensure that the required Host Location and Home Location income tax returns are prepared and filed on a timely basis to avoid imposition of interest or penalties;

•	- providing to Fair Isaac proof of any tax payments made by you other than through withholding, in order to document that reimbursable taxes have been paid;

•	- paying all taxes on net non-business income [non-business income to include all income not specified by the Company as Company-related earnings] if required; and,

•	- notifying the tax consultant in advance of any significant income events (e.g., sale of an appreciated asset, inheritance, Host Location home purchase, sales of stock or exercise of stock options) in sufficient time to allow for implementation of effective tax planning strategies. Failure to notify the tax consultant of such an event can result in income not being treated as equalized under the policy.

☐	Annual Tax Equalization Settlement. The tax consultant will
calculate an annual tax equalization settlement based upon
your actual Home and Host Location tax liabilities as
compared with the actual hypothetical tax liability for the
year covering each tax year of the foreign assignment. As a
result of this calculation you may owe the Company
additional funds for taxes paid on your behalf or the
Company may need to reimburse you for taxes paid by you for
which you are not responsible. If you owe the Company,
unless mutually agreed to a later date, you agree to remit
such payment within 30 days of the receipt of the tax
equalization settlement. Similarly, if the Company owes you
additional funds as a result of the tax equalization
settlement, unless mutually agreed to a later date, the
Company will remit the amount owed to you within 30 days of
receipt of the tax equalization settlement.

☐	Final Tax Equalization and Gross Up. A final tax
equalization calculation will be made upon repatriation to
the Home Location. The final reimbursement will be
increased or “grossed-up” by the additional estimated tax
liability from this final tax equalization calculation in
order to equalize you for the added tax burden. Receipt of
the final tax reimbursement completes the tax equalization
process for this foreign assignment except that the Company
may elect at its option to provide you (at its cost) with
tax preparation services by the tax consultant for
additional years after completion of the assignment in order to recapture unused Company-paid tax credits that may be
utilized by you in tax years subsequent to the assignment.

☐	Withholding/Deductions. All amounts paid pursuant to this
Agreement shall be subject to deductions and withholding for taxes (federal, state, local, foreign or otherwise) to the
extent required by applicable law.

TERMINATION OF EMPLOYMENT

You are at all times employed “at-will” and the Company reserves the legal right to discharge or terminate your employment at any time and for any reason. Likewise, you have the legal right to terminate your employment at any time and for any reason. Nothing in this employment agreement is intended to modify or alter the “at-will” nature of your employment relationship, and both you and the Company have the right to terminate your employment at any time, for any reason, with or without cause, upon thirty days’ prior written notice to the other party.

No repatriation or relocation allowance will be paid if your employment is terminated for cause by the Company or if you resign prior to the completion of the anticipated term of your foreign assignment, except in the sole discretion of Fair Isaac. Examples of “cause” would include conduct by you involving dishonesty or failure to follow the Company’s “Code of Conduct”.

APPLICABLE LAW

The terms and conditions of your employment, including the terms of this letter, shall be governed by Minnesota substantive law without regard to its conflict of law rules. Except for claims for injunctive or other equitable relief, all disputes relating to this letter agreement or your employment with Fair Isaac shall be resolved by final and binding arbitration in Minneapolis, Minnesota. The arbitrator shall be selected and the arbitration shall be conducted pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding, and any court of competent jurisdiction may enter judgment upon the award. All fees and expenses of the arbitrator shall be paid by the Company. The arbitrator shall have jurisdiction and authority to interpret and apply the provisions of this letter agreement and relevant international, federal, state and local laws, rules and regulations insofar as necessary to the determination of the dispute and to remedy any breaches of this letter agreement and/or violations of applicable laws, but shall not have jurisdiction or authority to alter in any way the provisions of this letter agreement.

* * *

Paul, I believe we have covered the pertinent points of your expatriate arrangement. Any questions you have concerning this letter or interpretation of this letter should be brought forth to the attention of the Human Resources Department. After you have reviewed this agreement, please sign the enclosed copies of this letter and send one to my attention. The other copy may be retained for your files.

Very truly yours,
On behalf of Fair Isaac Corporation

/s/Richard Deal

Name: Richard Deal
Title: Vice President, Human Resources

Reviewed and Agreed:

/s/Paul G. Perleberg

Paul G. Perleberg